SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CREE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The 2003 Annual Meeting of Shareholders of Cree, Inc. (the “Company”) will be held at the offices of the Company at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 28, 2003, at 10:00 a.m. local time, to consider and vote upon the election of seven directors and to transact such other business as may be properly brought before the meeting.

All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on September 4, 2003 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

Adam H. Broome

Secretary

Durham, North Carolina

September 25, 2003

IMPORTANT:    Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card; (2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

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CREE, INC.

PROXY STATEMENT

MEETING INFORMATION

The Board of Directors of Cree, Inc. (the “Company”) is asking for your proxy for use at the 2003 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held at the Company’s offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 28, 2003, at 10:00 a.m. local time. The business to be conducted at the meeting is the election of seven directors and such other business as may be properly brought before the meeting.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement.

VOTING PROCEDURES

Who Can Vote

Only shareholders of record at the close of business on September 4, 2003 are entitled to vote at the meeting and any adjournments of the meeting. At that time there were 74,201,219 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting. The common stock is the only class of securities of the Company having the right to vote at the meeting.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•	Voting by Telephone. You can vote by proxy using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Monday, October 27, 2003, at 11:59 p.m. Eastern time. If you vote by telephone you need not return your proxy card.

•	Voting by Internet. You can vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Monday, October 27, 2003 at 11:59 p.m. Eastern time. If you vote over the Internet you need not return your proxy card.

•	Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Monday, October 27, 2003.

•	Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If your shares are held by a broker, bank, custodian or other nominee, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote

You can revoke your proxy and change your vote by: (1) attending the meeting and voting in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; or (3) timely submitting another signed proxy card bearing a later date; or (4) timely submitting new voting instructions by telephone or over the Internet as described above.

How Your Proxy Will Be Voted

If you timely submit your proxy by telephone, over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy without giving contrary voting instructions, your shares will be voted “FOR” election of the director nominees listed in this proxy statement.

How You Can Vote Shares Held by a Broker or Other Nominee

If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this proxy statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

Quorum Required

A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on any matter (sometimes referred to as a “broker non-vote”) will also be considered present for purposes of determining the existence of a quorum.

Required Vote to Elect Directors

Directors will be elected by a plurality of the votes cast, meaning that the nominees who receive the most votes will be elected to fill the available positions. Only votes cast for a nominee will be counted. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

COMPARATIVE PERFORMANCE

The graph below compares, for the five-year period ended June 29, 2003, the cumulative total return of the Company’s common stock at each fiscal year end with a market index based on The Nasdaq Stock Market and an industry index based on Nasdaq-traded stocks of electronic components businesses. The market index is the Nasdaq Stock Market—U.S. Companies and the industry index is the Nasdaq Electronic Components. The graph assumes an investment of $100 on June 28, 1998 in the Company’s common stock and in each index and also assumes the reinvestment of all dividends during the period shown.

Comparison of Five-Year Cumulative Total Return

Cree, Inc. Common Stock, Nasdaq Stock Market Index and

Nasdaq Electronic Components Index

Performance Graph Data	June 1998	June 1999	June 2000	June 2001	June 2002	June 2003
Cree, Inc. Common Stock	$100	$427	$2042	$567	$339	$424
Nasdaq Stock Market (U.S.)	$100	$138	$110	$110	$80	$89
Nasdaq Electronic Components	$100	$162	$148	$148	$97	$109

ELECTION OF DIRECTORS

Nominees

All seven of the persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his successor has been duly elected and qualified.

The following table lists the nominees for election and information about each.

Name	Age	Principal Occupation and Background	Director Since
F. Neal Hunter	41	Mr. Hunter, one of the Company’s founders, has served as Chairman of the Board of Directors since 1995 and as a member of the Board of Directors since the Company’s inception in 1987. He was the Chief Executive Officer of the Company from 1994 to June 2001 and President from 1994 to 1999. Prior to 1994, Mr. Hunter served as General Manager for the Company’s optoelectronic products business and as Secretary and Treasurer.	1987

Charles M. Swoboda	36	Mr. Swoboda has served as the Company’s Chief Executive Officer since June 2001, as a member of the Board of Directors since October 2000 and as President since January 1999. He was Chief Operating Officer of the Company from 1997 to June 2001 and Vice President for Operations from 1997 to 1999. Prior to his appointment as Chief Operating Officer, Mr. Swoboda served as Operations Manager from 1996 to 1997, as General Manager of the Company’s former subsidiary, Real Color Displays, Incorporated, from 1994 to 1996 and as LED Product Manager from 1993 to 1994. He was previously employed by Hewlett-Packard Company.	2000

John W. Palmour, Ph.D.	42	Dr. Palmour, also one of the Company’s founders, has been a member of the Board of Directors since October 1995 and has served as the Company’s Director of Advanced Devices since 1995 and as an Executive Vice President since August 2002. As Executive Vice President for Advanced Devices, Dr. Palmour is responsible for all aspects of the Company’s wide bandgap RF, microwave and power switching device businesses and also manages the Company’s contract research programs. He previously served on the Board of Directors from 1992 to 1993.	1995

Dolph W. von Arx	69	Mr. von Arx has been a member of the Board of Directors since October 1991 and is the former Chairman, President and Chief Executive Officer of Planters Lifesavers Company, an affiliate of RJR Nabisco, Inc. Since his retirement from Planters Lifesavers Company in 1991, Mr. von Arx has served as non-executive Chairman of Morrison Restaurants Inc., a publicly held family dining business, from 1996 to 1998, and is currently a director of Ruby Tuesday, Inc., International Multifoods Corporation, and Northern Trust of Florida Corp.	1991

Name	Age	Principal Occupation and Background	Director Since
James E. Dykes	65	Mr. Dykes has served on the Board of Directors since January 1992. He was formerly President and Chief Executive Officer of Signetics Company, a semiconductor manufacturer and wholly-owned subsidiary of North American Philips Corporation, from 1989 until his retirement in 1993, and from 1987 to 1988 served as the first President and Chief Executive Officer of Taiwan Semiconductor Manufacturing Company Ltd., a semiconductor foundry.	1992

William J. O’Meara	66	Mr. O’Meara was elected to the Board of Directors in October 2000. He previously served as President and Chief Executive Officer of C-Cube Microsystems, Inc., a semiconductor company supplying products for digital video applications, until his retirement in 1995 and thereafter served as its Vice Chairman until 1997. Before joining C-Cube Microsystems Mr. O’Meara was Chairman, Chief Executive Officer and President of Headland Technology, Inc., an entity affiliated with LSI Logic Corporation, a semiconductor company he co-founded in 1981, and served as Vice President of Worldwide Sales and Marketing for LSI Logic. Mr. O’Meara also served as a member of the Board of Directors of Cisco Systems, Inc. from 1987 to 1994.	2000

Robert J. Potter, Ph.D.	70	Dr. Potter has served on the Board of Directors since April 2001. He is currently President and Chief Executive Officer of R. J. Potter Company, a business consulting firm based in Irving, Texas. Prior to establishing R. J. Potter Company, Dr. Potter was President and Chief Executive Officer of Datapoint Corporation, a producer of local area networking and video conferencing products, from 1987 to 1990 and held senior management positions in other telecommunications equipment and information technology businesses, including Northern Telecom Ltd. where he served as Group Vice President responsible for the customer premises telecommunications equipment business. He is currently a director of Molex Corporation and Zebra Technologies Corporation.	2001

In addition to Mr. Hunter, Mr. Swoboda and Dr. Palmour, all of whom presently serve both as directors and as executive officers, the other executive officer of the Company is Cynthia B. Merrell (age 42), who has served as Chief Financial Officer and Treasurer of the Company since 1998 and previously served as the Company’s Controller from 1996 to 1998 after joining the Company in 1996. Her prior financial experience includes service in various capacities with Kaset International, a subsidiary of The Times Mirror Company, Tropicana Products, Inc. and an international accounting firm. She is licensed as a certified public accountant in the state of Florida.

Board Meetings and Committees

The Board of Directors of the Company held five meetings during the fiscal year ended June 29, 2003. Each director attended or participated in 75% or more of all meetings of the Board of Directors held in fiscal 2003 during the period he served as a director.

The Board has standing Audit, Compensation and Executive Committees. During fiscal 2003, the Audit Committee held nine meetings and the Compensation Committee held four meetings. The Executive Committee did not meet during the year. Each director attended or participated during the year in 75% or more of all meetings of committees on which he served that were held during the period of his service. The Compensation

Committee serves as the nominating committee for evaluating and nominating candidates for election as directors. Directors presently serving on Board committees are as follows:

Audit Committee	Compensation Committee	Executive Committee
Mr. von Arx (Chairman)	Mr. Dykes (Chairman)	Mr. Hunter (Chairman)
Mr. Dykes	Mr. Von Arx	Mr. Dykes
Mr. O’Meara	Mr. O’Meara	Mr. von Arx
Dr. Potter	Dr. Potter

The Audit Committee is authorized by the Board of Directors to review with the Company’s independent auditors the annual financial statements of the Company prior to publication, to review the work of and approve non-audit services performed by the independent auditors, and to approve the appointment of independent auditors for the ensuing year. The Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company. The Board of Directors has adopted a written charter for the functioning of the Audit Committee. All directors serving as members of the Audit Committee are independent within the meaning of Rule 4200(a)(14) of the Nasdaq Stock Market Marketplace Rules.

The Compensation Committee determines the compensation of the Company’s chief executive officer and reviews and approves the compensation of all other officers of the Company. In addition, the Committee is responsible for administration of the Company’s stock option plans and, in that capacity, reviews and approves proposed grants of stock options. The Compensation Committee also serves as the nominating committee for evaluating and nominating candidates for election as directors. Shareholders may recommend nominees to be considered by the Committee by submitting the recommendations in writing to the attention of the Corporate Secretary at the Company’s principal executive offices.

The Executive Committee was established to render advice and recommendations to the Board of Directors with regard to policies of the Company and the conduct of its affairs, to consider matters submitted to the Committee during intervals between meetings of the Board of Directors and, subject to ratification by the full Board, to approve contracts, agreements and other material corporate matters. The Executive Committee held no meetings during fiscal 2003.

Compensation of Directors

Directors who are also employed by the Company are not separately compensated for their service on the Board or any Board committee. Prior to the 2002 Annual Meeting, non-employee directors were compensated solely through stock option grants for service on the Board. Each non-employee director presently serving on the Board was granted, in September 2002, an option to purchase 16,000 shares of common stock at an exercise price of $12.51 per share, the closing market price on the grant date. The option terms provided for vesting in equal increments on the last day of each calendar quarter following election as a director at the 2002 Annual Meeting or, if earlier, upon the election of directors at the 2003 Annual Meeting.

Commencing with the 2002 Annual Meeting, non-employee directors are compensated for Board service through a combination of cash meeting fees and option grants. For Board meetings, non-employee directors are paid $2,500 for each meeting attended in person and $1,000 for each meeting attended by telephone or other means. For committee meetings, non-employee directors serving on the committee are paid $1,000 for each meeting attended (whether in person or by telephone) except that the person serving as the committee chair is paid $2,000 per meeting. Total cash compensation earned by a director for attendance at meetings during any fiscal year may not exceed $40,000 unless otherwise approved by the Board. During fiscal year 2003, the following amounts were earned by non-employee directors as cash meeting fees: Mr. Dykes, $16,000; Mr. von Arx, $18,000; Mr. O’Meara, $19,000 and Dr. Potter, $19,000. It is anticipated that each non-employee director nominated for election at the 2003 Annual Meeting will be granted an option to purchase 16,000 shares of common stock on or about October 13, 2003, at an exercise price equal to the closing market price on that date. These options will vest, subject to continued service as a director or as an employee of the Company, in equal increments on the last day of each calendar quarter following election as a director at the 2003 Annual Meeting or, if earlier, upon the election of directors at the annual meeting of shareholders to be held in 2004.

The Company also reimburses directors for expenses incurred in serving as a director.

OWNERSHIP OF SECURITIES

Principal Shareholders and Share Ownership by Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 15, 2003 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each executive officer named in the Summary Compensation Table on page 8, (iii) each person serving as a director or nominated for election as a director, and (iv) all executive officers and directors as a group. Unless otherwise noted, each of the persons listed below is believed to hold sole voting and sole investment power with respect to the shares indicated.

Name and Address (1)	Common Stock Beneficially Owned (2)	Percentage of Outstanding Shares
FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	9,459,770	12.7%
John W. Palmour, Ph.D.	1,165,661	1.6%
Dolph W. von Arx	917,950	1.2%
Charles M. Swoboda	777,561	1.0%
F. Neal Hunter	523,925	0.7%
Cynthia B. Merrell	460,295	0.6%
M. Todd Tucker	321,453	0.4%
James E. Dykes	248,000	0.3%
William J. O’Meara	84,000	0.1%
Robert J. Potter, Ph.D.	73,000	0.1%
All directors and executive officers as a group (9 persons)	4,704,625	6.2%

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

(2)	Includes the following share amounts with respect to which the named person had the right to acquire beneficial ownership within sixty days after September 15, 2003: Dr. Palmour, 367,000; Mr. von Arx, 204,000; Mr. Swoboda, 705,000; Mr. Hunter, 344,000; Ms. Merrell, 454,200; Mr. Tucker, 315,000; Mr. Dykes, 204,000; Mr. O’Meara, 84,000; Dr. Potter, 66,000; and all directors and executive officers as a group, 2,743,200. The share amount reported for Mr. Swoboda includes 780 shares held in a revocable trust over which Mr. Swoboda has sole investment control. The share amount reported for Dr. Palmour includes 40,000 shares owned by his spouse and with respect to which he may be deemed to possess shared voting and investment power; Dr. Palmour disclaims beneficial ownership of these shares. The share amount reported for Mr. von Arx includes 58,500 shares held in a individual retirement account over which Mr. von Arx has sole investment control. The share amount reported for Mr. von Arx also includes 10,000 shares owned by a charitable foundation of which he is a director and with respect to which he may be deemed to possess shared voting and investment power and 10,000 shares owned by a charitable remainder unitrust of which Mr. von Arx has no investment control. Mr. von Arx disclaims beneficial ownership of the 10,000 shares held by the charitable foundation and the 10,000 shares held by the charitable remainder unitrust.

(3)	As reported by FMR Corp., as parent holding company, in its report on Schedule 13G filed with the Securities and Exchange Commission for the period ended November 30, 2002. This filing identified the following subsidiaries of FMR Corp. as beneficial owners of more than 5% of the outstanding common stock of the Company at the time of filing: Fidelity Management & Research Company, 8,554,450 shares or 11.8%; Fidelity OTC Portfolio, 4,223,440 shares or 5.8%; and Fidelity Growth Company Fund, 3,876,250 shares or 5.3%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent (10%) beneficial owners are required by Commission rules to furnish the Company with copies of all reports they file under Section 16(a). To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, officers and beneficial owners were complied with on a timely basis during the fiscal year ended June 29, 2003.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table summarizes the cash compensation, for the fiscal years indicated, of the Company’s chief executive officer and all other persons who served as executive officers at the end of fiscal 2003.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)		Securities Underlying Options (#)		All Other Compensation ($) (1)

F. Neal Hunter Chairman	2003 2002 2001	$229,997 120,000 230,000	$0 0 0		24,000 100,000 270,000	(2)	$318 230 216

Charles M. Swoboda President and Chief Executive Officer	2003 2002 2001	$384,618 300,000 210,000	$200,000 0 0		50,000 320,000 400,000	(2)	$336 336 192

M. Todd Tucker Executive Vice President Operations (3)	2003 2002 2001	$211,648 210,000 120,627	$102,930 331,550 120,000	(4) (4)	35,000 75,000 600,000	(5)	$336 336 196

John W. Palmour, Ph.D. Executive Vice President, Advanced Devices (6)	2003 2002 2001	$169,230 161,596 140,047	$45,350 12,200 0		35,000 0 220,000		$325 307 269

Cynthia B. Merrell Chief Financial Officer and Treasurer	2003 2002 2001	$236,921 165,000 135,000	$87,000 15,347 0	(4)	35,000 75,000 70,000		$333 317 240

(1)	Represents group term life insurance premiums paid by the Company.

(2)

In April 2002, Mr. Hunter and Mr. Swoboda each released and consented to cancellation of certain options to purchase shares of the Company’s common stock. The option rights Mr. Hunter released were rights to purchase 120,000 shares at $41.97 per share and 120,000 shares at $73.53 per share under option awards made in January 2000 and July 2000, respectively. The option rights Mr. Swoboda released were rights to purchase 100,000 shares at $41.97 per share and 120,000 shares at $73.53 per share, also under option awards made in January 2000 and July 2000, respectively. Mr. Hunter and Mr. Swoboda each voluntarily released the option rights, without any payment or commitment from the Company to award replacement grants or other compensation, in order to make the shares previously reserved for the cancelled options available to the Company for grants to other key employees.

(3)	Mr. Tucker resigned as an executive officer of the Company effective March 31, 2003.

(4)	The bonus amounts reported in the Company’s 2002 Proxy Statement for Mr. Tucker for fiscal years 2002 and 2001 were $335,775 and $110,000, respectively, and for Ms. Merrell for fiscal year 2002 was $11,139. These amounts have been adjusted to reflect bonuses that were subsequently determined earned in those fiscal years but not paid until the following fiscal year.

(5)	In connection with his resignation, in January 2003, Mr. Tucker voluntarily released and consented to cancellation of options to purchase 300,000 shares of the Company’s common stock, at a price of $30.969 per share, granted under an option award made in December 2000.

(6)	Dr. Palmour was appointed to the position of Executive Vice President effective August 5, 2002.

Stock Option Grants

The following table provides information about stock options granted to the named executive officers during fiscal 2003.

Option Grants in Last Fiscal Year

Name	No. of Securities Underlying Options Granted	% Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date (1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
F. Neal Hunter (2)	24,000	1.6%	$13.11	10/2/09	$128,090	$298,504
Charles M. Swoboda (3)	50,000	3.4%	13.11	10/2/09	266,854	621,884
M. Todd Tucker (4)	35,000	2.4%	12.51	9/3/09	178,249	415,396
John W. Palmour (4)	35,000	2.4%	12.51	9/3/09	178,249	415,396
Cynthia B. Merrell (4)	35,000	2.4%	12.51	9/3/09	178,249	415,396

(1)	The options listed were granted under the Company’s Equity Compensation Plan. Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or disability. The option may be exercised to purchase vested shares only. Upon termination of employment the option is forfeited with respect to any shares not then vested. In the event of a change in control, as defined in the Plan, the option becomes fully vested and exercisable unless it is assumed by the surviving entity.

(2)	The option vested in its entirety on September 3, 2003.

(3)	The option vests in two installments, with 25,000 shares vesting in September 2003 and 25,000 additional shares vesting in September 2004, provided Mr. Swoboda remains an employee of the Company.

(4)	The option vests in three annual installments, with 15,000 shares vesting in September 2003, 10,000 additional shares vesting in September 2004 and 10,000 additional shares vesting in September 2005, provided the optionee remains an employee of the Company.

Stock Option Exercises

The following table provides information about stock options exercised by the named executive officers during fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at FY-End ($) Exercisable/Unexercisable (2)
F. Neal Hunter	0	0	320,000 / 74,000	$0 / $83,040
Charles M. Swoboda	20,000	$388,150	570,000 / 370,000	$1,913,625 / $173,000
M. Todd Tucker	25,000	$170,409	300,000 / 85,000	$0 / $276,100
John W. Palmour	0	0	312,000 / 225,000	$2,350,185 / $142,100
Cynthia B. Merrell	0	0	369,200 / 140,000	$2,975,271 / $142,100

(1)	Represents the market value of shares acquired at the date of exercise less the exercise price paid to the Company, without adjustment for income and other taxes payable upon exercise.

(2)	Represents the value of the shares issuable upon exercise, calculated using the value at the fiscal year end, less the exercise price. The fiscal year end value was $16.57 per share based on the last sale price on June 27, 2003 as reported by The Nasdaq Stock Market.

Report of the Compensation Committee

The Compensation Committee determines the compensation of the Company’s chief executive officer. It also reviews and approves compensation recommendations submitted by the chief executive officer for all other executive and non-executive officers. In addition, the Committee administers the Company’s Equity Compensation Plan and other employee stock option plans and, in that capacity, is responsible for reviewing and approving stock options awarded under the plans. This report describes the policies followed by the Committee with respect to compensation of executive officers during fiscal 2003, and the bases for the compensation of Mr. Swoboda, who served as the chief executive officer during the year.

Executive Compensation Policies. The Committee believes the Company’s overall compensation program should relate to creating shareholder value. Accordingly, the Committee seeks to adhere to executive compensation practices that will enable the Company to attract and retain talented executives, align the interests of executives with shareholder interests through equity-based plans and motivate executives to achieve targeted Company objectives. In furtherance of these goals, cash compensation is generally set annually at levels which take into account both competitive and performance factors. The Company also relies to a substantial degree on stock options to attract and motivate its executives.

For fiscal 2003 executive officer compensation consisted of base salary, participation in an annual management incentive compensation program and stock option grants, in addition to other benefits available to Company employees generally. The Committee sought to establish each overall package at competitive market levels based on executive compensation surveys and other relevant information.

Cash Compensation. The Committee examined both qualitative and quantitative factors relating to corporate and individual performance in approving salary adjustments. The qualitative factors in many instances necessarily involved a subjective assessment by the Committee. The Committee did not base its considerations on any single factor nor specifically assign relative weights to factors. It instead considered a variety of factors and evaluated individual performance against those factors both in absolute terms and in relation to the executive’s peers at similar companies. With respect to executive officers other than Mr. Swoboda and Mr. Hunter, who served as Chairman during the year, the Committee also relied substantially on Mr. Swoboda’s evaluations and recommendations. Based on its review, the Committee authorized that the base salaries of Mr. Swoboda and the other named executive officers for fiscal 2003 be increased. The Committee also approved a management incentive compensation program for fiscal 2003 with substantially the same terms as the management incentive compensation program adopted for fiscal 2002. Under the fiscal 2003 program, each participant was assigned a target award for the fiscal year, expressed as a percentage of base salary, to be paid if certain pre-established goals were achieved. Mr. Hunter did not participate in the management incentive compensation program during fiscal 2003. For Mr. Swoboda, all of the target incentive payment was conditioned upon achieving, as a corporate goal, specified revenue and net income targets for fiscal year 2003. For other executive officers, 60% of the target incentive payment was conditioned upon achieving the same corporate goals for the year, and the remaining 40% of the target was payable quarterly if individual quarterly goals established by Mr. Swoboda were met. For fiscal 2003 the corporate revenue and net income targets were achieved and the corresponding incentive payments were paid under the plan.

Equity Compensation. The Company utilizes stock options granted to executive officers under the Company’s Equity Compensation Plan to align shareholder and management interests by giving executive officers a substantial economic stake in long-term appreciation of the Company’s stock. Only nonqualified stock options have been awarded under this Plan, and all awards have been made at exercise prices not less than the market value of the underlying stock at the time of the grant.

In reviewing proposed grants to executive officers, the Compensation Committee takes into account all factors it deems appropriate, including the officer’s position and level of responsibility, the officer’s existing unvested option holdings, the potential reward to the officer if the stock price appreciates and the competitiveness of the officer’s overall compensation arrangements. Outstanding performance by an individual may also be taken into consideration. Option grants are often made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Committee also relies on the chief executive officer’s recommendations in approving option grants to other executive officers. The Committee approved stock option grants to executive officers during fiscal 2003 based on the policies described above and Mr. Swoboda’s recommendations.

Bases for Chief Executive Officer Compensation. The Compensation Committee followed the general policies described above in approving Mr. Swoboda’s cash compensation for fiscal 2003 and the stock options awarded him during the year, taking into consideration a number of factors relating to corporate and individual performance and the added responsibilities of chief executive officers under the Sarbanes-Oxley Act of 2002.

Based on these factors the Committee approved an annual salary of $400,000 for Mr. Swoboda commencing in fiscal 2003, with a target incentive award equal to 50% of his base salary, which was paid based upon the achievement of the targets established at the beginning of the fiscal year. Mr. Swoboda also received one option grant during the fiscal year, representing the right to purchase 50,000 shares of common stock at $13.11 per share, with the exercise price equal to the closing market price on the grant date. This option vests as to 25,000 shares in September 2003 and 25,000 shares in September 2004, subject to continued employment at the applicable vesting date.

THE COMPENSATION COMMITTEE

James E. Dykes, Chairman

Dolph W. von Arx

William J. O’Meara

Robert J. Potter, Ph.D.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee or the members who served during fiscal 2003 has ever served as an officer or employee of the Company. No interlocking relationships exist between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

OTHER MATTERS

Independent Auditors and Audit Fees

Ernst & Young LLP served as independent auditors of the Company for the fiscal year ended June 29, 2003 and has been selected to serve as independent auditors of the Company for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. For fiscal 2003, Ernst & Young LLP billed the amounts shown below for services in the indicated categories:

Audit fees	$270,980
Financial information systems design and implementation fees	0
All other fees	412,750

Total	$683,730

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter (a copy of which was included as an appendix to the 2002 proxy statement), the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 29, 2003 to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Dolph W. von Arx, Chairman
James E. Dykes
William J. O’Meara
Robert J. Potter, Ph.D.

Other Business

Other than the election of directors as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2003 Annual Meeting. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal by a certain date. No timely proposals have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion except as noted below.

Pursuant to the Company’s Bylaws, the size of the Board of Directors was fixed at nine members in 1988 but since then generally no more than seven persons have served on the Board at any one time. Consistent with prior practice only seven persons have been nominated for election at the annual meeting, and under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than seven nominees.

2004 Annual Meeting of Shareholders

Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2004 must be received by the Company not later than May 23, 2004, and must comply with the Commission’s rules in other respects.

Other shareholder proposals to be presented at the annual meeting in 2004, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than August 29, 2004, nor earlier than July 30, 2004. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Costs of Soliciting Proxies

The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. In addition, the Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy-soliciting materials to the beneficial owners.

Proxy Materials

The Company will mail its 2003 Annual Report, this proxy statement and the accompanying proxy card to shareholders beginning on or about October 1, 2003. The annual report and proxy statement will also be available on the Internet at www.cree.com/annualmeeting. The annual report is not part of the Company’s proxy soliciting materials.

Availability of Report on Form 10-K

A copy of the Company’s report on Form 10-K for the fiscal year ended June 29, 2003 will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Investor Relations Manager, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703-8475 (telephone 919-313-5300).

Principal Executive Offices

The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703-8475, and the main telephone number at that location is (919) 313-5300.

Dated: September 25, 2003

CREE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints F. Neal Hunter and Charles M. Swoboda, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders of Cree, Inc. to be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 28, 2003, at 10:00 a.m. local time, and at any and all adjournments thereof.

Shares represented by this proxy will be voted as directed on the reverse. Unless a contrary direction is indicated, the shares will be voted FOR election of the director nominees listed on the reverse and in the discretion of the persons acting pursuant to this proxy on any other matters that properly come before the meeting or any adjournments thereof, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 25, 2003, receipt of which is hereby acknowledged.

(Please sign and date on the reverse side and promptly return in the enclosed envelope.)

ANNUAL MEETING OF SHAREHOLDERS OF

CREE, INC.

October 28, 2003

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -or-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call. -or-	ACCOUNT NUMBER
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.	CONTROL NUMBER

Please detach along perforated line and mail in the envelope provided

IF you are not voting via telephone or the Internet.

CONTINUED FROM OTHER SIDE. NOT VALID UNLESS SIGNED AND DATED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o F. Neal Hunter o Charles M. Swoboda o John W. Palmour, Ph.D. o Dolph W. von Arx o James E. Dykes o William J. O’Meara o Robert J. Potter, Ph.D.	Any proxy heretofore given by the undersigned is hereby revoked. Please complete, sign and return this proxy whether or not you intend to attend the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to your registered name(s) on the account may not be submitted via this method.	☐	Please check box if you intend to attend the annual meeting in person	☐

Signature of Shareholder                               Date                                Signature of Shareholder                                Date

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.